Exhibit 15.2

CONSENT OF SULLIVAN & CROMWELL LLP

We hereby consent to the reference to us under the heading “Item 1. Identity of Directors, Senior Management and Advisers—B. Advisers” in Amendment No. 1 to the Registration Statement on Form 20-F of Toro Corp. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

/s/ Sullivan & Cromwell LLP
Sullivan & Cromwell LLP
London, United Kingdom
December 1, 2022